EXHIBIT 6
                                                         ---------



                    SUBSIDIARIES OF GAMETEK, INC.

          The following is a complete list of all direct and indirect subsidiaries of GameTek, Inc. as of July 31, 1997:


NAME OF SUBSIDIARY   JURISDICTION OF       OWNERSHIP OF COMMON
                     INCORPORATION         STOCK
------------------   ---------------       -------------------

I.J.E., Inc.         Florida               100% owned by GameTek,Inc.


GameTek (FL), Inc.   Florida               100% owned by
                                           I.J.E., Inc.

Gametek (UK) Limited United Kingdon        100% owned by GameTek
                                           (FL), Inc.

Gametek Deutschland  Germany               100% owned by Gametek
GmbH                                       (UK) Limited

Cybersoft, Inc.      Florida               100% owned by GameTek
                                           (FL), Inc.

Alternative Reality  Florida               100% owned by GameTek
Technologies, Inc.                         (FL), Inc.